SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 29, 2005

(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO  83712

(Address of principal executive offices, including zip code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On December 29, 2005, Washington Group International, Inc. issued a news release announcing that its Board of Directors has authorized the company to expand its current share/warrant buyback program by $25 million, increasing the size of its overall buyback program to $125 million.  In addition, on December 23, 2005, the U.S. Bankruptcy Court for the District of Nevada approved an agreement under which the company will purchase 1.75 million warrants held in trust under the company’s plan of reorganization for $27.5 million.  The purchase is subject to the entry of a final court order.  The news release is attached hereto as Exhibit 99.1

This information, including exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Change Act, except as shall be expressly set forth by specific reference to this Form 8-K in such a filing.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired:  N/A

(b)                                 Pro Forma Financial Information:  N/A

(c)                                  Exhibits:

Exhibit Number	Exhibit

99.1	News release, dated December 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.

	By:	/s/ Craig G. Taylor
	Name:	Craig G. Taylor
	Title:	Corporate Secretary

Dated: December 29, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Washington Group International, Inc. news release, dated December 29, 2005.